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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   FORM 8 - K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 23, 2003

                          METROPOLITAN FINANCIAL CORP.
             (Exact Name of Registrant as Specified in Its Charter)

            Ohio                      000-21553                  34-1109469
(State or Other Jurisdiction         (Commission              (I.R.S. Employer
Incorporation of Organization)       File Number)            Identification No.)

                 22901 Millcreek Blvd. Highland Hills, OH 44122
               (Address of Principal Executive Offices) (Zip Code)

                                 (216) 206-6000
              (Registrant's Telephone Number, Including Area Code)
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ITEM 5. OTHER EVENTS

On January 23, 2003, the Registrant issued a press release announcing its fourth quarter and year-end 2002 results. The Registrant had net income of $1.9 million, or $0.11 per fully diluted share, for the quarter ended December 31, 2002. For the year, the Registrant had a net loss of $13.4 million, or $.94 per share. The loss for the year was primarily due to increased amortization and impairment of the Registrant's mortgage servicing rights due to a continuing decline in long-term interest rates as well as fixed asset write-downs. A copy of the press release making such announcement is filed herewith as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

(c)     Exhibits

        99.1        January 23, 2003 press release.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               METROPOLITAN FINANCIAL CORP.


                               By:     /s/ Kenneth T. Koehler
                                   ------------------------------------
                                   Kenneth T. Koehler,
                                   President & Chief Executive Officer
                                   (on behalf of the Registrant)


                               By:    /s/ Marcus Faust
                                   ------------------------------------
                                   Marcus Faust,
                                   Executive Vice President & Chief
                                   Financial Officer


                               By:     /s/ Timothy W. Esson
                                   ------------------------------------
                                   Timothy W. Esson,
                                   Vice President-Finance for the Bank
                                   (as Principal Accounting Officer)


                               Date:  January 27, 2003
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                                  EXHIBIT INDEX

      Exhibit Number          Exhibit Description
      --------------          -------------------
            99.1              Press Release dated January 23, 2003.